  Exhibit 10.8
SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 11th day of March, 2019 (the “Effective Date”) by and between Timothy Ryan (“Employee”) and Exactus, Inc., a Nevada corporation, and subsidiaries (the “Company”, and together with the Employee, the “Parties”).

WHEREAS, Employee has been a Director of the Company since February 29, 2016;

WHEREAS, Employee has been employed as the Executive Vice President of the Company since March 24, 2016; and

WHEREAS, the Parties desire to enter into this Agreement providing for Employee’s termination as Executive Vice President of the Company and as a director of the Company following the Effective Date of this Agreement, for Employee’s amicable resignation from the Company’s employment and to settle any and all payments that may now be or may in the future become due to Employee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Termination Date.

Employee hereby resigns as a member of the Board of Directors and as Executive Vice President of the Company and the Company hereby accepts such resignation. Employee acknowledges that his last day of employment as an employee, officer and director of the Company shall be March 11, 2019 (the “Termination Date”). Employee’s resignation will be effective as of the Termination Date and shall not be as a result of any change in control or change of control of the Company. Employee further understands and agrees that, as of the Termination Date, he will no longer be authorized to conduct any business on behalf of the Company or to hold himself out as an officer or employee of the Company.  Any and all positions and/or titles held by Employee with the Company will be deemed to have been resigned as of the Termination Date. Beginning on the Effective Date, Employee shall receive from the Company Payment and Benefits as provided in Paragraph 2.

2. Payment and Benefits.   The Company shall pay or provide Employee the following payment and benefits:

All Base Salary earned from December 1, 2018 through the date of termination and any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date and

$5,000 per month for 12 months, to be paid under the Consulting Agreement attached hereto as Exhibit A.

(a) Equity Awards. The Company acknowledges and agrees that, as of the Effective Date, all of Employee’s rights and interests in all unvested options and unvested restricted stock units held by Employee are hereby vested.

(b) Health Benefits. Employee shall be entitled to continue to receive his existing medical and other insurance benefits, if any, and may, if eligible, elect to continue healthcare coverage at Employee’s expense in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA.

Employee shall be responsible for the payment of all employee obligations for payroll taxes, Medicare and other taxes, and shall indemnify the Company with respect to the payment of all such amounts with respect to the benefits in subparagraph 2(a) and (b).

(c) Waiver of Right to Bonus Compensation. Employee expressly acknowledges and agrees to the cancellation of the any bonus compensation he may have been entitled to receive and that, in consideration for the promises contained herein and for the payments more particularly described in Paragraph 2, he hereby waives and surrenders any and all rights to receive payment of the any bonus compensation or any other bonus, retention payment, separation payment or other payment, not expressly provided for herein.

(d) Waiver of Right to Other Compensation. Employee expressly acknowledges and agrees that the Company has disputed the satisfaction of conditions precedent to payment of any other compensation and, in consideration for the promises contained herein and for the payments contemplated herein, including, without limitation, Paragraph 2 hereof, Employee waives and surrenders any and all rights to receive payment of the any other compensation, including any other compensation not expressly provided for herein. Any and all payments that are made or required to be made under any law, rule or regulation (including vacation pay) shall be credited against any payments required to be made hereunder.

(e) Tax Matters. Employee shall be responsible for the payment of all Employee payroll taxes, Medicare and other taxes. Except as otherwise set forth herein, Employee will not be entitled to payment of any carry forward bonus, vacation or other incentive compensation, other than in accordance with Company policy with respect to payment of unused vacation pay (up to a maximum of 4 weeks). Any employee tax, penalties or interest as a result thereof shall be the sole responsibility of Employee who agrees to indemnify and hold harmless the Company with respect thereto.

(f) Termination of Employment. Employee and the Company hereby acknowledge and agree that the Employee shall not be entitled to any payment in the nature of severance or termination pay from the Company, and that the terms set forth herein is in full satisfaction of all obligations owed to Employee.

(g) Full Satisfaction. The Parties acknowledge and agree that the consideration set forth in this Paragraph 2 is in full, final and complete settlement of any and all claims which Employee could make in any complaint, charge, or civil action, whether for actual, nominal, compensatory, or punitive damages (including attorneys’ fees). Employee acknowledges that such consideration is being made as consideration for the waivers and releases set forth in this subparagraph 2(h) and Paragraph 3. Employee further acknowledges that the consideration set forth in this Paragraph 2 are separate and distinct of and from each other, and that either payment is independent valuable consideration for the waiver and releases set forth in this subparagraph 2(c), subparagraph 2(d) and Paragraph 3.

3.  Release.

(a) Employee’s Release of the Company. In consideration for the payments and benefits described above and for other good and valuable consideration, Employee hereby releases and forever discharges the Company, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys (the “Company Released Parties”), of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his employment with the Company, the termination of his employment with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind;  breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); the New York State Human Rights Law and the New York City Human Rights Law; and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters.  The Company acknowledges, however, that Employee does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled.  The Company also acknowledges that Employee does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Effective Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA.  Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

(b) The Company’s Release of Employee. In consideration for mutual covenants and agreements of the Parties set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Company, for itself and for and on behalf of its affiliates, shareholders, directors, officers and agents, hereby releases and forever discharges Employee, and each of the Executive’s heirs, beneficiaries, successors, assigns, agents, employees, executors, administrators, attorneys and representatives (the “Employee Released Parties”), of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which it ever had, now has, or hereafter may have arising out of or relating to Employee’s employment with the Company, the termination of his employment with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred, in whole or in part, prior to the date when the Company executes this Agreement and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys’ fees, incurred in any of these matters; provided however, that Employee shall not be released from any claims asserted by or related to any claims that can be asserted by shareholders of the Company or any regulatory body or authority, including any claim that could be considered within the scope of any release provided herein, including any of the Company’s shareholders in any shareholder derivative action, class claims or similar action brought by any shareholder or on behalf of the Company.

Notwithstanding the foregoing, however, in the event that Employee is named as a defendant in any shareholder derivative action or is threatened to be made a party to any such action, Employee shall be entitled to be indemnified by the Company to the full extent permitted by law and shall be provided with coverage to the extent coverage is available under the Company’s directors’ and officers’ liability insurance policies. Moreover, Employee acknowledges that the Company does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled.   Nothing contained herein shall release Employee from his obligations set forth in this Agreement.

4.       Mutual Consent. The Parties hereto, and each of them, do hereby: (i) acknowledge that they have reviewed or cause to be reviewed this Agreement; (ii) unconditionally consent to the termination of the employment by the Company; and (iii) unconditionally consent to the release of any and all claims as described in Paragraph 3 as applicable.

5.       Non-Disparagement. Each of Employee and the Company hereby agrees, for himself and itself and any other of their respective representatives while they are acting on his or its behalf, that he and it have not and will not, directly or indirectly, disparage, make negative statements about or act in any manner which is intended to or does damage to the goodwill or business or personal reputations of the other party or their respective affiliates.

6. Confidential Information; Proprietary Matters.

(a) Confidential Information. Employee understands and acknowledges that during the course of his employment by the Company through the Termination Date, he had access to Confidential Information (as defined below) of the Company. Employee represents, warrants and agrees that, at no time from and after the Termination Date, will Employee (a) use Confidential Information for any purpose other than in connection with services provided under this Agreement or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, “Confidential Information” includes all data or material (regardless of form) with respect to the Company or any of its assets, prospects, business activities, officers, directors, employees, borrowers, or clients which is: (a) a trade secret, as defined by the Uniform Trade Secrets Act: (b) provided, disclosed, or delivered to Employee by the Company, any officer, director, employee, agent, attorney, accountant, consultant, or other person or entity employed by the Company in capacity, any client, borrower, advisor, or business associate of the Company, or any public authority having jurisdiction over the Company or any business activity conducted by the Company; or (c) produced, developed, obtained or prepared by or on behalf of Employee or the Company (whether or not such information was developed in the performance of the Agreement). Notwithstanding the foregoing, the term “Confidential Information” shall not include any information, data, or material which, at the time of disclosure or use, was generally available to the public other than by a breach of this Agreement, was available to the party to whom disclosed on a non-confidential basis by disclosure or access provided by the Company or a third party without breaching any obligations of the Company or such third party, or was otherwise developed or obtained legally and independently by the person to whom disclosed without a breach of this Agreement. This subparagraph 6(a) shall not preclude Employee from disclosing Confidential Information if compelled to do so by law or valid legal process, provided that if Employee believes Employee is so compelled by law or valid legal process, Employee will notify the Company in writing sufficiently in advance of any such disclosure to allow the Company the opportunity to defend, limit, or otherwise protect its interests against such disclosure unless such notice is prohibited by law. The rights and obligations of the Parties under this subparagraph 6(a) shall survive the expiration or termination of this Agreement for any reason.

(b) Proprietary Matters. Employee expressly agrees that any and all improvements, inventions, discoveries, processes, or know-how that were generated or conceived by Employee during the term of his employment through the Termination Date, whether conceived during Employee’s regular working hours or otherwise, will be the sole and exclusive property of the Company. Whenever requested by the Company (either as of the Termination Date or thereafter), Employee will assign or execute any and all applications, assignments and/or other documents, and do all things which the Company reasonably deems necessary or appropriate, in order to permit the Company to: (a) assign and convey, or otherwise make available to the Company, the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes or know-how; or (b) apply for, obtain, maintain, enforce and defend patents, copyrights, trade names, or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes, or know-how. However, the improvements, inventions, discoveries, processes, or know-how generated or conceived by Employee and referred to in this subparagraph 6(b) (except those which may be included in the patents, copyrights, or registered trade names or trademarks of the Company) will not be exclusive property of the Company at any time after having been disclosed or revealed or have otherwise become available to the public or to a third party on a non-confidential basis other than by a breach of the Agreement or after they have been independently developed or discussed without a breach of this Agreement by a third party who has no obligation to the Company. The rights and obligations of the Parties under this subparagraph 6(b) shall survive the expiration or termination of this Agreement for any reason.

(c) Injunctive Relief. Employee acknowledges and agrees that any violation of subparagraphs 6(a) through 6(c) of this Agreement would result in irreparable harm to the Company and, therefore, agrees that, in the event of an actual, suspected, or threatened breach of subparagraphs 6(a) through 6(c) of this Agreement, the Company shall be entitled to an injunction restraining Employee from committing or continuing such actual, suspected or threatened breach. The Parties acknowledge and agree that the right to such injunctive relief shall be cumulative and shall not be in lieu of, or be construed as a waiver of the Company’s right to pursue, any other remedies to which it may be entitled in law or in equity. The Parties agree that for purposes of subparagraphs 6(a) through 6(c) of the Agreement, the term “Company” shall include the Company and its affiliates.

7.  Return of Property. Immediately upon the Termination Date, Employee shall return to the Company all of Company’s property, including, without limitation, Confidential and Proprietary Information (as that term is defined above), office keys, Company identification cards, access passes, and all documents, files, equipment, computers, laptops, printers, telephones, cell phones, beepers, pagers, palm pilots, BlackBerry or similar devices, fax machines, credit cards, computer software, diskettes and access materials and other property prepared by, for or belonging to Company (all of such Company Property being referred to herein as “Company Property”). Following the Termination Date, Employee shall not (i) utilize Company Property or make or retain any copies, duplicates, reproductions or excerpts of Company Property; and (ii) access, utilize or affect in any manner, any of Company Property, including, without limitation, its electronic communications systems or any information contained therein.

8. Future Cooperation.  Employee agrees to reasonably cooperate with the Company, its financial and legal advisors in any claims, investigations, administrative proceedings or lawsuits which relate to the Company and for which Employee may possess relevant knowledge or information.  Any travel and accommodation expenses incurred by the Employee as a result of such cooperation will be reimbursed in accordance with the Company’s standard policies. The Parties agree that should Employee’s assistance be required in connection with any such matters that the Parties will agree to reasonable compensation for such services.

9.  Market Stand-Off Agreement. Employee hereby agrees that he shall not, to the extent requested by an underwriter of securities of the Company, sell or otherwise transfer or dispose of any shares of stock of the Company then owned by the Employee for up to 90 days following the closing date of an underwritten public offering by the Company; provided, however, that such agreement shall be applicable only to the registration statements of the Company that cover securities to be sold to the public in an underwritten offering but not to shares held by Employee sold pursuant to such registration statement, if any. In addition, the Employee agrees to execute an agreement, in the lead underwriter’s standard form, reflecting the foregoing at the time of the underwritten offering.

10. Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of Nevada, exclusive of its conflicts of laws principles.  Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of Washoe County, State of Nevada, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

11. Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both Parties. Until such time as this Agreement has been executed and subscribed by both Parties hereto: its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party.  This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the Parties.

12. Assignment.  Neither Party has assigned or transferred any claim such Party is releasing, nor has such Party purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds the Parties and their heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all of the Company Released Parties and Employee Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

13. Binding Effect.  This Agreement will be deemed binding and effective immediately upon its execution by the Employee; provided, however, that in accordance with the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), Employee’s waiver of ADEA claims under this Agreement is subject to the following: Employee may consider the terms of his waiver of claims under the ADEA for twenty-one (21) days before signing it and may consult legal counsel if Employee so desires. Employee may revoke his waiver of claims under the ADEA within seven (7) days of the day he executes this Agreement. Employee’s waiver of claims under the ADEA will not become effective until the eighth (8th) day following Employee’s signing of this Agreement.  Employee may revoke his waiver of ADEA claims under this Agreement by delivering written notice of his revocation, via facsimile and overnight mail, before the end of the seventh (7th) day following Employee’s signing of this Agreement to: Joe Laxague, Esq., Laxague Law, Inc., 1 East Liberty, Suite 600, Reno, NV 89501, Fax: 775-996-3283.  In the event that Employee revokes his waiver of ADEA claims under this Agreement prior to the eighth (8th) day after signing it, the remaining portions of this Agreement shall remain in full force in effect, except that the obligation of the Company to provide the payments and benefits set forth in Paragraph 2 of this Agreement shall be null and void. Employee further understands that if Employee does not revoke the ADEA waiver in this Agreement within seven (7) days after signing this Agreement, his waiver of ADEA claims will be final, binding, enforceable, and irrevocable.

EMPLOYEE UNDERSTANDS THAT FOR ALL PURPOSES OTHER THAN HIS WAIVER OF CLAIMS UNDER THE ADEA, THIS AGREEMENT WILL BE FINAL, EFFECTIVE, BINDING, AND IRREVOCABLE IMMEDIATELY UPON ITS EXECUTION.

14. Acknowledgements. The Parties agree that:

(a) Each has consulted with and has been represented by counsel in connection with the negotiation and execution of this Agreement;

(b) Employee has been advised that Laxague Law, Inc. has acted as counsel to the Company and not to Employee, and Employee has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement;

(c) Each fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with each of their respective independent legal counsel or has been provided with a reasonable opportunity to do so;

(d) Each has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement;

(e) Employee is signing this Agreement knowingly, voluntarily and in full settlement of all claims which existed in the past or which currently exist that arise out of his employment with the Company or the termination of his employment prior to the Termination Date; and

(f) Each agrees to abide by all the terms and conditions contained herein.

15. Notices.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally or (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, in the manner provided for in this Paragraph 15, and properly addressed as follows:

If to the Company:

Exactus, Inc.
80 NE 4th Avenue, Suite 28
Delray Beach, FL 33483

With a copy to:

Laxague Law, Inc.
1 East Liberty, Suite 600
Reno, NV 89501

If to Employee:

Timothy Ryan
c/o The Shoreham Group
80 Eighth Avenue
Suite 1107
New York, NY 10011

16. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

  17. Attorneys’ Fees. If any Party shall commence any action or proceeding against another Party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing Party therein shall be entitled to seek to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees.

[Signature page follows]

IN WITNESS HEREOF, the Parties hereby enter into this Agreement and affix their signatures as of the date first above written.

Exactus, Inc.

By:   /s/ Philip Young
Name: Philip Young
Title: President

/s/ Timothy Ryan
 Timothy Ryan

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made between Timothy Ryan having an address at c/o The Shoreham Group, 80 Eighth Avenue, Suite 1107, New York, NY 10011 (“Consultant”), and Exactus Inc, a Nevada corporation having offices at 80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483 (“Exactus”).

THE PARTIES AGREE AS FOLLOWS:

1.
Effective Date. This Agreement shall be effective on March 12, 2019.

2.
Term. The initial term of this Agreement shall be from March 12, 2019 through March 11, 2020 and shall continue thereafter until terminated. Either party may terminate this Agreement at any time after twelve (12) months, or sixty thousand dollars ($60,000) has been paid, by either party on thirty (30) days’ notice, or by mutual agreement by the parties at any time.

3.
General Purpose. The general purpose of this Agreement is to engage Consultant to provide consulting services related to investor relations and general financial advisory services. Such services shall exclude any assistance rendered in connection with any capital raising transaction by Exactus. Such services shall be performed in conformance with professional standards for performing services of a similar kind, and under the direction of the Board of Directors or otherwise as it shall direct.

4.
Compensation; Reimbursement. During the term of this Agreement, Exactus shall pay Consultant a stipend of five thousand dollars ($5,000) per month.

5.
Independent Contractor. The parties understand and hereby acknowledge that nothing in this Agreement for consulting services shall be construed to create any relationship other than that of an independent contractor relationship. Exactus will not pay or withhold federal, state or local income tax or other payroll tax of any kind on behalf of Consultant. Consultant is not eligible for, not entitled to, and shall not participate in, any of Exactus’s health or other benefit plans.

6.
Confidentiality. All data, materials and information submitted or made available to Consultant by Exactus or by any other person or entity at the direction of Exactus, or discovered in the course of the consultancy services hereunder, unless otherwise publicly available, and all data, materials and information, and other work developed by Consultant under this Agreement, shall be utilized by Consultant in connection with this Agreement only, shall be maintained in confidence and shall not be made available by Consultant to any other person or entity. Consultant will ensure Consultant’s agents are bound to confidentiality of Exactus data, materials and information to the same extent that Consultant is bound under this Agreement.

7.
Ownership. Exactus shall exclusively own all data, information, and other work developed or obtained by Consultant pursuant to this Agreement. Immediately upon termination of this Agreement for any reason, all such data, information, and other work, in whatever form, shall be turned over to Exactus.

8.
Insider Trading. Consultant acknowledges and understands that the purchase and sale of securities on the basis of material nonpublic information, commonly referred to as “inside information”, or the selective disclosure of inside information to others who may trade, is prohibited by federal and state laws. Consultant agrees to comply with all securities laws and regulations, and Consultant will not use any inside information gained through Consultant’s relationship with Exactus to trade in the securities of Exactus or any other company to which the inside information may apply.

9.
Compliance with Applicable Laws. Consultant warrants and represents that Consultant will comply with all federal, state, and local laws applicable to performance of the work under this Agreement.

10.
Authority and Adherence. Consultant warrants that Consultant has the authority to enter into this Agreement and that entering into this Agreement is not restricted or prohibited by any existing agreement to which Consultant is a party.

11.
Assignment and Subcontract. This Agreement may not be assigned or subcontracted by Consultant without the express written consent of Exactus.

12.
Advertisement. Consultant may not use the name Exactus Biosciences Corporation or BioControl Ltd. or any variation thereof for advertising or publicity purposes without first obtaining the written consent of Exactus.

13.
Governing Law; Jurisdiction. This Agreement is governed by the laws of the State of Nevada, without regard to any conflicts-of-law principle that directs the application of another jurisdiction’s laws. Venue of any suit or proceeding arising out of or relating to this Agreement shall lie exclusively in the state or federal courts located in Washoe County, Nevada, and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts.

14.
No Presumption Against Drafter. For purposes of this Agreement, the parties hereby waive any rule of construction that requires that ambiguities in this Agreement be construed against the drafter.

15.
Notices. Each notice required or permitted to be given pursuant to this Agreement shall be in writing and can be delivered in person, via email with confirmation of receipt, by fax or by an express delivery service provided by a commercial carrier or the US Postal Service, properly addressed to the other party at the address designated in the first paragraph of this Agreement, or to such other address as may be designated in writing.

16.
Waiver. A delay or failure by either party to exercise any right under this Agreement will not constitute a waiver of that or any similar or future right.

17.
Severability. If any provision of this Agreement is declared invalid by any Court, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

18.
Survival of Obligations. The provisions of paragraphs 7, 8, 9, 14, and 17 shall survive termination or expiration of this Agreement.

19.
Entire Agreement. This Agreement represents the entire understanding of the parties and may not be modified except by written agreement of the parties and supersedes all prior written and/or oral agreements.

Consultant                                                                                   Exactus Inc.

By: _____________________________                                     By: /s/ Philip Young

Name (printed): ___________________                                     Name (printed): Philip Young

Title: ____________________________